Exhibit 10.13

TERMINATION AGREEMENT

This Termination Agreement (the “Agreement”) is entered into this 24th day of January 2012, by, between and among, Bleeding Rock LLC, a Utah limited liability company (“BR”), Green River Resources, Inc., a Utah corporation (“GRR”), and American Sands Energy Corp., a Delaware corporation

(“ASEC”).

RECITALS

WHEREAS, on or about May 31, 2005, GRR and BR entered into that certain Operating Agreement dated May 31, 2005, as amended in 2007 pursuant to the Operating Agreement Addendum (the “Operating Agreement”) for the development, engineering and extraction of hydrocarbons from tar sands from certain mining leases transferred to GRR under the terms of the Operating Agreement and located in Sunnyside, Utah (the “Sunnyside Project”) using technology licensed to BR;

WHEREAS, prior to June 2011, GRR was a subsidiary of GreenRiver Resources Corp., a Canadian company which was acquired by ASEC in June 2011, and is now a wholly owned subsidiary of ASEC;

WHEREAS, pursuant to the terms of the Operating Agreement, GRR was responsible for all costs incurred by BR in the performance of its obligations under the agreement, including actual general and administrative expenses or a minimum of $300,000 per year;

WHEREAS, as of the date of this Agreement the accrued amount owed by GRR to BR pursuant to Section 3.4 of the Operating Agreement is $1,446,551.00 (the “GRR Payable”), which BR is willing to convert into a convertible promissory note payable by GRR or convertible into common stock of ASEC;

WHEREAS, simultaneous with the execution of this Agreement, ASEC is entering into a License, Development and Engineering Agreement with Universal Oil Recovery Corp. and SRS International (the “License Agreement”), whereby such parties shall grant to ASEC an exclusive, nontransferable license to use certain chemicals and methods and/or processes such as equipment or catalyst by which bitumen, kerogen or other oil products are separated or extracted from matter or substances typically referred to as tar sands, oil sands or oil shale (the “Technology”);

WHEREAS, entering into the License Agreement is conditioned upon BR and GRR terminating the Operating Agreement, which BR is willing to do provided that GRR and ASEC are willing to grant a royalty interest in future projects using the Technology, excluding the Sunnyside Project; and

WHEREAS, the parties have determined that it would be in the best interests of all the participants in the Sunnyside Project for ASEC to enter into the License Agreement directly with the owners of the Technology and to terminate the existing Operating Agreement in favor of the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Termination of Consulting Agreement. Pursuant to Section 4.1(a) of the Operating Agreement, each of BR and GRR hereby terminate the Operating Agreement which is of no further force or effect.

2. Grant of Royalty. Pursuant to the terms of the Gross Royalty Agreement between ASEC and BR, attached hereto as Exhibit A, which has been executed by the parties simultaneous with the execution of this Agreement, ASEC has granted to BR a royalty interest in future projects using the Technology excluding the Sunnyside Project.

3. Issuance of Promissory Note. Contemporaneous with the execution of this Agreement, the parties hereto have entered into that certain 5% Convertible Promissory Note attached hereto as Exhibit B in the principal amount of $1,446,551.00 and which satisfies the GRR Payable (the “GRR Note”). It is expressly understood by the parties that the obligation to repay the GRR Note is solely the obligation of GRR and ASEC shall have no obligation to repay the GRR Note and that the only obligation of ASEC is to issue shares of its common stock upon conversion of the GRR Note as provided therein.

4. Releases.

4.1. Release by BR. In consideration of the benefits and payments provided and to be provided by ASEC and GRR herein, and as a material inducement to ASEC and GRR to enter into this Agreement, BR hereby releases, acquits and forever discharges ASEC and GRR, its owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates, and all persons acting by, through, under or in concert with any of them, from any and all charges, complaints, claims, controversies, demands, rights, disputes and causes of action of any nature whatsoever, known or unknown, asserted or unasserted, accrued or not accrued, arising prior to or existing at the time of the execution of this Agreement, which BR may have or claim to have against any of the persons or entities released regarding the Operating Agreement.

4.2. Release by ASEC and GRR. In consideration of the benefits provided by BR herein, and as a material inducement to BR to enter into this Agreement, each of ASEC and GRR, jointly and severally, hereby releases, acquits and forever discharges BR, its owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates, and all persons acting by, through, under or in concert with any of them, from any and all charges, complaints, claims, controversies, demands, rights, disputes and causes of action of any nature whatsoever, known or unknown, asserted or unasserted, accrued or not accrued, arising prior to or existing at the time of the execution of this Agreement, which ASEC or GRR may have or claim to have against any of the persons or entities released regarding the Operating Agreement.

5. Effective Date. The effective date of this Agreement shall be the date first written above (the “Effective Date”).

6. Representations and Warranties of BR.

6.1. Due Authorization. BR has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by BR of this Agreement have been duly and validly approved and authorized by all required authorization under its operating agreement, and no other actions or proceedings on the part of BR are necessary to authorize this Agreement and the transactions contemplated hereby and thereby. BR has duly and validly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of BR, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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6.2 . Compliance. BR is not is in default under or in violation of (and no even has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by BR under)

the Operating Agreement.

6.3. Litigation. There are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the knowledge of BR, threatened against BR or the licensor of the Technology relating directly or indirectly to the Operating Agreement or the Technology.

7. Representations and Warranties of ASEC and GRR.

7.1. Due Authorization. Each of ASEC and GRR has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by ASEC and GRR of this Agreement have been duly and validly approved and authorized by the Board of Directors of each entity, and no other actions or proceedings on the part of ASEC and GRR are necessary to authorize this Agreement and the transactions contemplated hereby and thereby. ASEC and GRR have duly and validly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of ASEC and GRR, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7.2. Compliance. Except for the payment of fees required pursuant to Section 3.4 of the Operating Agreement as provided herein, neither ASEC nor GRR is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by ASEC or GRR under) the Operating Agreement.

7.3. Litigation. There are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the knowledge of either ASEC or GRR, threatened against ASEC or GRR relating directly or indirectly to the Operating Agreement.

8. Miscellaneous.

8.1. Notices. All notices, deliveries, consents, waivers, requests, instructions, or other communications required or permitted hereunder shall be in writing, and shall be deemed to have been duly given if (a) delivered personally (effective upon delivery), (b) sent by a reputable, established national courier service (effective one business day after being delivered to such courier service), or (c) mailed by certified mail, return receipt requested, postage prepaid (effective three business days after being deposited in the U.S. mail), addressed as follows (or to such other address as the recipient may have furnished for such purpose pursuant to this Section):

If to BR:

2610 Hillsden Drive

Holladay, UT 84117

Attn: William C. Gibbs, Manager

and:

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If to ASEC and GRR:

4760 S. Highland Dr. Suite 341

Salt Lake City, UT 84117

Attn: William C. Gibbs, President

with a copy (which shall not constitute notice) to:

Ronald N. Vance, Attorney at Law

The Law Office of Ronald N. Vance & Associates, P.C.

1656 Reunion Avenue

Suite 250

South Jordan, Utah 84095

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

8.2. Arbitration.

(a) Scope and Administration of Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association (the “AAA”) in accordance with its Commercial or other Arbitration Rules, including the Optional Rules for Emergency Measures of Protection, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

(b) Venue. The place of arbitration shall be Salt Lake City, Utah.

(c) Choice of Law. The arbitrators are to interpret all controversies and claims arising under or relating to this Agreement in accordance with the laws of the State of Utah, without regard to its choice of law principles. In rendering an award, the arbitrator is to determine the rights and obligations of the parties according to the substantive and procedural laws of the State of Utah.

(d) Appointment of Arbitrators. Within 15 days after the commencement of arbitration, each party shall select one person to act as arbitrator and the two selected shall select a third arbitrator within ten (10) days of their appointment. The arbitrators will be selected from a panel of persons having experience with and knowledge of the subject matter of the Agreement, and at least one of the arbitrators selected will be an attorney or a retired judge. If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the AAA.

(e) Injunctive Relief. Either party may apply to the arbitrator seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either party also may, without waiving any remedy under this agreement, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal (or pending the arbitral tribunal’s determination of the merits of the controversy); provided that such interim or provisional relieve shall be sought solely by a court of competent jurisdiction located in the County of Salt Lake, State of Utah, which court shall apply the choice of law provision of this Section 8.2.

(f) Costs and Fees. The arbitrators shall award to the prevailing party, if any, as determined by the arbitrators, all of its costs and fees. “Costs and fees” mean all reasonable pre-award expenses of the arbitration, including the arbitrators’ fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees, and attorneys’ fees

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(g) Reasoned Opinion. The award shall be in writing, shall be signed by a majority of the arbitrators, and shall include a statement setting forth the reasons for the disposition of any claim.

(h) Right to Appeal. Within 30 days of receipt of any award (which shall not be binding if an appeal is taken), any party may notify the AAA of an intention to appeal to a second arbitral tribunal, constituted in the same manner as the initial tribunal. The appeal tribunal shall be entitled to adopt the initial award as its own, modify the initial award or substitute its own award for the initial award. The appeal tribunal shall not modify or replace the initial award except for clear errors of law or because of clear and convincing factual errors. The award of the appeal tribunal shall be final and binding, and judgment may be entered by a court having jurisdiction thereof.

(i) Submission to Jurisdiction. Each party shall submit to any court of competent jurisdiction for purposes of the enforcement of any award, order, or judgment. Any award, order, or judgment pursuant to arbitration is final and may be entered and enforced in any court of competent jurisdiction.

8.3. Expenses. Except as otherwise expressly provided herein, each party hereto shall bear its own expenses with respect to this Agreement and the transactions contemplated hereby.

8.4. Survival of Representations and Warranties. All covenants, representations and warranties made herein shall survive the making of this Agreement and shall continue in full force and effect for a period of one (1) year from the Effective Date, at the end of which period no claim may be made with respect to any such covenant, representation, or warranty unless such claim shall have been asserted in writing to the indemnifying party during such period.

8.5. Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

8.6. Interpretation. The headings preceding the text of Sections and Paragraphs included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively.

8.7. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no assignment of any rights or obligations shall be made by any party without the prior written consent of all the other parties hereto.

8.8. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

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8.9. Further Assurances. Upon the reasonable request of any party hereto, the other party or parties hereto shall, on and after the date of this Agreement, execute and deliver such other documents, releases, assignments and other instruments as may be required to effectuate completely the transactions contemplated by this Agreement.

8.10. Severabilitv. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall remain in full force and shall not be affected thereby, and there shall be deemed substituted for such invalid, illegal or unenforceable provision a valid, legal and enforceable provision as similar as possible to the provision at issue.

8.11. Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto and supersedes all prior agreements, letters of intent, arrangements and understandings between the parties.

8.12. Exhibits and Schedules. Each of the exhibits, schedules, or similar attachments referenced in this Agreement is annexed hereto and is incorporated herein by this reference and expressly made a part hereof.

8.13. Countemarts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile transmissions of any signed original document, or transmission of any signed facsimile document, shall constitute delivery of an executed original. At the request of any of the parties, the parties shall confirm facsimile transmission signatures by signing and delivering an original document.

IN WITNESS WHEREOF, each of the parties has executed this Termination Agreement the respective day and year set forth below:

Bleeding Rock LLC

Date:	January ____, 2012	By:	/s/ William C. Gibbs
William C. Gibbs, Manager

American Sands Energy Corp.

		By:	/s/ William C. Gibbs
Date:	January ____, 2012		William C. Gibbs, President

Green River Resources, Inc.

		By:	/s/ William C. Gibbs
Date:	January ____, 2012		William C. Gibbs, President

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